BANK OF AMERICA

Bank of America Reports Quarterly Earnings of $3.5 Billion, EPS of $0.37

Provision for Credit Losses of $5.1 Billion Includes a $4.0 Billion Reserve Build[(A)]

CET1 Ratio 11.4%, Average Global Liquidity Sources Grew $244 Billion to $796 Billion[(B,C)]

Q2-20 Financial Highlights[1]

- Net income of $3.5 billion, or $0.37 per diluted share, includes the impact of a $4.0 billion reserve build primarily associated with a weaker economic outlook related to COVID-19
  - Pretax income declined 58% to $3.8 billion
  - Pretax, pre-provision income down 9% to $8.9 billion[3]
- Provision for credit losses increased to $5.1 billion, driven by $4.0 billion reserve build
- Revenue, net of interest expense, decreased 3% to $22.3 billion
  - Net interest income (NII)[(E)] declined 11% to $10.8 billion, driven by lower interest rates, partially offset by loan and deposit growth
  - Noninterest income rose 5% to $11.5 billion, led by strong capital markets results
- Noninterest expense increased 1% to $13.4 billion; efficiency ratio of 60%
- Loan and lease balances in the business segments rose $96 billion, or 11%, to $1.0 trillion
- Deposits rose $282.7 billion, or 21%, to $1.7 trillion
- Common equity tier 1 (CET1) ratio increased from the prior quarter to 11.4% (Advanced approaches), versus 9.5% required minimum[(B)]
- Book value per common share rose 6% to $27.96; tangible book value per common share rose 5% to $19.90[(4)]

From Chairman and CEO Brian Moynihan:

"In the most tumultuous period since the Great Depression, we delivered for our clients, our employees, our communities and our shareholders.

"Strong capital markets results provided an important counterbalance to the COVID-19-related impacts on our Consumer business, and our industry-leading digital capabilities allowed us to support clients amid difficult working conditions.

"We provided billions in credit to clients; announced a $1 billion, four-year commitment to drive economic and racial equality in our communities; strengthened our balance sheet by increasing deposits, capital and loan loss reserves; invested in technology and equipment to help keep our employees safe; and delivered for shareholders, earning more than twice our quarterly dividend."

Q2-20 Business Segment Highlights[(1,2,D)]

Consumer Banking

- Net income of $71 million, impacted by a reserve build and lower NII
- Loans up 8% to $322 billion; deposits up 15% to $811 billion
- Consumer investment assets up 12% to $246 billion, driven by flows of $23 billion since Q2-19 and market performance
- **Client Support Actions:**
  - Completed ~334,000 Paycheck Protection Program (PPP) loans YTD to deliver $25 billion in funding to small business owners
  - Processed ~1.8 million payment deferrals YTD, of which ~1.7 million were still in place as of July 9

Global Wealth and Investment Management

- Net income of $624 million
- Client balances increased 1% to $2.9 trillion, driven by client flows
  - AUM flows of $4 billion in Q2-20
- Loans up 10% to $182 billion; deposits up 13% to $287 billion
- Merrill added nearly 6,000 net new households, and Private Bank added nearly 500 net new relationships
- **Client Support Actions:**
  - 77% of Wealth Management clients used online or mobile platform
  - WebEx meetings hosted by Merrill Lynch Wealth Management Financial Advisors up 419%
  - Private Bank teams averaged 1,900 client interactions/day

Global Banking

- Net income of $726 million
- Record firmwide investment banking fees (excl. self-led) up 57% to $2.2 billion; No. 3 ranking in investment banking fees[(F)]
- Loans up 14% to $424 billion; deposits up 36% to $494 billion
- **Client Support Actions:**
  - Approved nearly $160 billion in new or expanded commercial commitments across business segments in the first half of 2020
  - Raised $461 billion in capital in first-half 2020 on behalf of clients
  - Issued $1 billion social bond; first bond issued by a U.S. commercial bank entirely focused on fighting COVID-19

Global Markets

- Net income of $1.9 billion
- Sales and trading revenue of $4.2 billion, including net debit valuation adjustments (DVA) losses of $261 million
- Excluding net DVA, sales and trading revenue increased 35% to $4.4 billion[(G)]
  - FICC increased 50% to $3.2 billion[(G)]
  - Equities increased 7% to $1.2 billion[(G)]
- **Client Support Action:**
  - Supported clients by providing liquidity and a strong and resilient trading platform during period of heightened market activity

See page 10 for endnotes.

[1] Financial Highlights and Business Segment Highlights are compared to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[2] The Corporation reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.
[3] Pretax, pre-provision income (PTPI) represents a non-GAAP financial measure. For more information, see endnote H on page 10.
[4] Tangible book value per common share represents a non-GAAP financial measure. For more information, see page 18.

1

BANK OF AMERICA

Bank of America Financial Highlights

($ in billions, except per share data)	Three months ended 6/30/2020	3/31/2020	6/30/2019
Total revenue, net of interest expense	**$22.3**	$22.8	$23.1
Provision for credit losses	**5.1**	4.8	0.9
Noninterest expense	**13.4**	13.5	13.3
Pretax income	**3.8**	4.5	9.0
Income tax expense	**0.3**	0.5	1.6
Net Income	**3.5**	4.0	7.3
Diluted earnings per share	**$0.37**	$0.40	$0.74

From Chief Financial Officer Paul Donofrio:

"We strengthened an already strong balance sheet by increasing capital and liquidity and growing deposits. While net charge-offs remained relatively low by historical standards, we added another $4 billion to credit reserves to reflect the current economic outlook. We ended the quarter with record deposits of $1.7 trillion, $242 billion in common equity, and $21 billion in credit reserves that we believe will allow us to continue to be a source of strength for our clients and communities. Our continued focus on Responsible Growth means we are well prepared for the current environment."

Supporting Employees, Clients and Communities

Employees

- Extensive steps to help protect and support employees working in our offices, including enhanced cleanings, providing personal protective equipment and installing thousands of wellness barriers
- Special compensation incentives for teammates serving clients in U.S. financial centers, call centers and operation centers
- Expanded employee benefits (no-cost coronavirus testing in U.S.; no-fee Teladoc; enhanced backup childcare, including reimbursement of $100 per day; physical and emotional wellness resources; and vacation and personal day flexibility)
- Dedicated communications and outreach to employees and family members about available resources, including Life Event Services and Employee Assistance Program counseling services
- Employee Relief Fund provides grants to U.S.-based employees experiencing emergency hardships
- 21K+ employees have been reskilled and realigned to serve in new capacities and support our clients
- Committed to no coronavirus-related layoffs in 2020

Communities and Other

- Announced $1 billion, four-year initiative to help drive racial equality and economic opportunity in communities of color
- Announced $25 million commitment to the launch of a new Smithsonian Institution initiative to further how Americans understand, experience and confront issues involving race
- Committed $100 million to support and address pressing needs of health crisis, including health care, food and education
- Committed to provide up to $250 million in capital to community development financial institutions (CDFIs) and up to $10 million in philanthropic grants to help fund CDFI operations
- Issued $1 billion corporate social bond; first bond issued by a U.S. commercial bank entirely focused on fighting COVID-19
- Lowered the employee matching gift minimum to $1 and doubled the match for employee donations to 17 organizations focused on racial equality

Clients

- Extensive efforts to keep clients safe including enhanced cleanings, personal protective equipment, wellness barriers, physical distancing, virtual client meetings and opening drive-up windows
- Proactive client outreach across all businesses, including:
  - Millions of letters and emails and placing outbound calls to Consumer and Small Business clients
  - Thousands of calls, meetings and broadcasts to actively advise and connect with Wealth and Private Bank clients
  - Proactive guidance and market insight from BofA Global Research and Investment Insights teams
- SBA approved Paycheck Protection Program loans for ~334,000 clients YTD, providing $25 billion in funding to small business owners (avg. of $78K, 99% of loans to businesses with <100 employees)
- Processed more than 16 million Economic Impact Payments YTD, totaling more than $26 billion for clients and non-clients and provided ~$59 billion in unemployment benefits via prepaid debit cards
- Relief available from various fees, including overdraft, non-sufficient funds, monthly maintenance and late charges
- Processed ~1.8 million payment deferrals YTD across credit card, auto, mortgage and home equity, of which ~1.7 million were still in place as of July 9
- Paused foreclosure sales, evictions and home/auto repossessions
- No negative credit bureau reporting for previously up-to-date clients requesting financial relief
- Approved nearly $160 billion in new or expanded commercial commitments and raised $461 billion in capital for clients across debt/equity markets in first half of 2020
- Ensuring reliable access for clients' financial needs through 24/7 access to mobile and online banking tools, virtual communication tools, continued access to cash, and ~4,300 financial centers and other bank offices
- Supported clients by providing liquidity and a strong and resilient trading platform during period of heightened market activity

2

BANK OF AMERICA

Consumer Banking[1,2]

- Net income of $71 million declined significantly due to COVID-19 impacts:
  - higher provision expense for expected credit losses
  - lower NII from interest rates
  - increased operating costs associated with the health and safety of employees and clients
- Revenue of $7.9 billion decreased 19%, driven by lower NII, as well as lower service charges and card income
- Provision for credit losses increased to $3.0 billion, primarily due to a reserve build associated with a weaker economic outlook related to COVID-19
  - Net charge-off ratio improved to 1.05%, compared to 1.24%
- Noninterest expense increased 7% to $4.7 billion, driven by incremental expense to support customers and employees during COVID-19 and investments for business growth and digital capabilities
  - Continued investment in financial center and ATM builds/renovations, sales professionals and digital capabilities

Business Highlights[(1,3,D)]

- Average deposits grew $104 billion, or 15%; average loans grew $25 billion, or 8%, driven by growth in residential mortgages
- Consumer investment assets grew $26 billion, or 12%, to $246 billion, driven by client flows and market performance
  - $23 billion of client flows since Q2-19
  - 2.9 million client accounts, up 9% YoY
- 10 new financial centers opened and 17 renovated in Q2-20
- Combined credit/debit card spend decreased 11%
- 6.6 million Consumer customers enrolled in Preferred Rewards, with 99% retention rate

Digital Usage Continued to Grow[1]

- 39.3 million active digital banking users, up 5%
- 30.3 million active mobile banking users, up 9%
- Digital sales were 47% of all Consumer Banking sales
- 1.8 billion mobile logins in Q2-20
- 11.3 million active Zelle® users, now including small businesses; sent and received 117 million transfers worth $32 billion in Q2-20, up 79%
- Approximately 665,000 digital appointments with a specialist

Financial Results[1]

	Three months ended		
($ in millions)	**6/30/2020**	**3/31/2020**	**6/30/2019**
Total revenue[2]	**$7,851**	$9,129	$9,717
Provision for credit losses	**3,024**	2,258	947
Noninterest expense	**4,733**	4,495	4,412
Pretax income	**94**	2,376	4,358
Income tax expense	**23**	582	1,068
Net income	**$71**	$1,794	$3,290

Business Highlights[(1,3,D)]

	Three months ended		
($ in billions)	**6/30/2020**	**3/31/2020**	**6/30/2019**
Average deposits	**$810.7**	$736.7	$707.1
Average loans and leases	**321.6**	316.9	296.4
Consumer investment assets (EOP)	**246.1**	212.2	219.7
Active mobile banking users (MM)	**30.3**	29.8	27.8
Number of financial centers	**4,298**	4,297	4,349
Efficiency ratio	**60%**	49%	45%
Return on average allocated capital	**1**	19	36
Total Consumer Credit Card[3]			
Average credit card outstanding balances	**$86.2**	$94.5	$93.6
Total credit/debit spend	**143.3**	153.0	161.5
Risk-adjusted margin	**8.5%**	7.9%	7.9%

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.
[3] The consumer credit card portfolio includes Consumer Banking and GWIM.

Continued Business Leadership

- No. 1 Consumer Deposit Market Share *(Estimated retail consumer deposits based on June 30, 2019 FDIC deposit data)*
- No. 1 Small Business Lender (FDIC, Q1-20)
- No. 1 Online Banking and Mobile Banking Functionality *(Keynova Q2-20 Online Banker ScoreCard; Q1-20 Mobile Banker Scorecard; Javelin 2020 Online and Mobile Banking Scorecards)*
- No. 1 Home Equity Originator *(Inside Mortgage Finance, Home Equity new HELOC commitments, Q1-20)*
- No. 1 in Prime Auto Credit Distribution of New Originations Among Peers *(Experian Autocount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 originations among key competitors as of April 2020)*
- No. 1 Digital Checking Account Sales Functionality *(Forrester, January 2020)*
- Named North America's Best Digital Bank *(Euromoney, July 2019)*
- Best Mortgage Lender for First-Time Home Buyers *(Nerdwallet, 2020)*
- 5 Star Ranking Overall - Named a Top Online Stock Broker *(Nerdwallet, 2020)*

3

BANK OF AMERICA

Global Wealth and Investment Management [1,2]

- Net income of $624 million, down $452 million
  - Pretax income declined $599 million, or 42%, to $826 million; pretax margin of 19%
  - Pretax, pre-provision income declined $484 million, or 33%, to $1.0 billion[(H)]
- Revenue of $4.4 billion decreased 10% as lower NII and transactional revenue more than offset the benefits of deposit, loan and AUM growth
- Provision for credit losses increased $115 million to $136 million due to a reserve build associated with a weaker economic outlook related to COVID-19
- Noninterest expense was flat at $3.5 billion

Business Highlights[(1,D)]

- Total client balances up $29 billion, or 1%, to $2.9 trillion
  - AUM flows of $4 billion in Q2-20
  - Average deposits increased $33 billion, or 13%, to $287 billion; average loans and leases grew $16 billion, or 10%, to $182 billion

Strong Client Growth and Advisor Engagement

- **Merrill Lynch Wealth Management**
  - Added nearly 6,000 net new households
  - WebEx meetings hosted by Financial Advisors up 419%
  - eCommunications volume up 106% YTD
  - Client satisfaction with advisors remains high at 93% YTD
- **Private Bank**
  - Added nearly 500 net new relationships
  - Teams averaged 1,900 interactions per day, with clients, up 79% from Q4-19

Digital Usage Continued to Grow

- Secure text messages with GWIM clients up 85%
- Total GWIM digital logins up 105%
- **Merrill Lynch Wealth Management**
  - 77% of clients using an online or mobile platform across Merrill and Bank of America
  - Client usage of MyMerrill mobile app grew 28%
  - 39% of checks were deposited through the mobile app, up from 24% in Q2-19
- **Private Bank**
  - 77% of clients actively using an online or mobile platform across Private Bank and Bank of America
  - 37% YoY growth in active users of the Private Bank mobile app and 15% growth in Private Bank online platform users
  - Zelle usage - 94% growth in transactions YoY

Financial Results[1]

	Three months ended		
($ in millions)	**6/30/2020**	**3/31/2020**	**6/30/2019**
Total revenue[2]	**$4,425**	$4,936	$4,900
Provision for credit losses	**136**	189	21
Noninterest expense	**3,463**	3,600	3,454
Pretax income	**826**	1,147	1,425
Income tax expense	**202**	281	349
Net income	**$624**	$866	$1,076

Business Highlights[(1,D)]

	Three months ended		
($ in billions)	**6/30/2020**	**3/31/2020**	**6/30/2019**
Average deposits	**$287.1**	$263.4	$253.9
Average loans and leases	**182.2**	178.6	166.3
Total client balances (EOP)	**2,927.8**	2,658.6	2,898.8
AUM flows	**3.6**	7.0	5.3
Pretax margin	**19%**	23%	29%
Return on average allocated capital	**17**	23	30

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense.

Continued Business Leadership

- No. 1 U.S. wealth management market position across client assets, deposits and loans *(U.S.-based full-service wirehouse peers based on Q1-20 earnings releases)*
- No. 1 in Personal trust assets under management *(Industry Q1-20 FDIC call reports)*
- No. 1 in Barron's Top 1,200 ranked Financial Advisors *(2020)*
- No. 1 in Forbes' Top Next Generation Advisors *(2019)* and Best-in-State Wealth Advisors *(2020)*
- No. 1 in Financial Times Top 401K Retirement Plan Advisers *(2019)*
- No. 1 in Barron's Top 100 Women Advisors *(2019)*
- No. 1 in Forbes' Top Women Advisors *(2019)*
- Digital Wealth Impact Innovation Award for Digital Engagement *(AITE Group, 2020)*

4

BANK OF AMERICA

Global Banking[1,2]

- Net income decreased $1.2 billion to $726 million
  - Pretax income declined $1.6 billion, or 62%, to $995 million
  - Pretax, pre-provision income increased $104 million, or 4%, to $2.9 billion[(H)]
- Revenue of $5.1 billion increased 2%, as higher investment banking fees and portfolio valuations more than offset lower net interest income
- Provision for credit losses increased $1.7 billion to $1.9 billion, primarily due to a reserve build associated with a weaker economic outlook related to COVID-19
- Noninterest expense increased 1% to $2.2 billion

Business Highlights[(1,2,D)]

- Average deposits increased $131 billion, or 36%, to $494 billion, reflecting client flight to safety, government stimulus and placement of credit draws
- Average loans and leases grew $51 billion, or 14%, to $424 billion, driven by revolver draws at the end of the prior quarter, which have been partially paid down throughout Q2-20
- Record total corporation investment banking fees of $2.2 billion (excl. self-led) increased 57%, driven by increases in advisory, debt and equity underwriting fees
  - Participated in 9 of the top 10 equity deals and 6 of the top 10 debt deals[(F)]

Digital Usage Continued to Grow[1]

- ~500k CashPro® Online users (digital banking platform) across our commercial, corporate and business banking businesses
- CashPro Mobile Active Users increased 50% and logins increased 77% *(rolling 12 months, YoY)*
- CashPro Mobile Payment Approvals value of $184 billion, with volumes increasing 244% *(rolling 12 months, YoY)*
- Number of checks deposited via CashPro Mobile up 133%, and dollar volume increased 181% *(rolling 12 months, YoY)*
- 14 million incoming receivables were digitally matched in last 12 months using Intelligent Receivables, which uses AI to match payments and accounts receivables *(May 2020)*
- Mobile Wallet adoption for commercial cards grew by 115% YoY *(May 2020)*

Financial Results[1]

	Three months ended		
($ in millions)	**6/30/2020**	**3/31/2020**	**6/30/2019**
Total revenue[2,3]	**$5,091**	$4,600	$4,975
Provision for credit losses	**1,873**	2,093	125
Noninterest expense	**2,223**	2,321	2,211
Pretax income	**995**	186	2,639
Income tax expense	**269**	50	713
Net income	**$726**	$136	$1,926

Business Highlights[(1,2,D)]

	Three months ended		
($ in billions)	**6/30/2020**	**3/31/2020**	**6/30/2019**
Average deposits	**$493.9**	$382.4	$362.6
Average loans and leases	**423.6**	386.5	372.5
Total Corp. IB fees (excl. self-led)[2]	**2.2**	1.4	1.4
Global Banking IB fees[2]	**1.2**	0.8	0.7
Business Lending revenue	**1.9**	2.0	2.1
Global Transaction Services revenue	**1.8**	2.0	2.2
Efficiency ratio	**44%**	50%	44%
Return on average allocated capital	**7**	1	19

1 Comparisons are to the year-ago quarter unless noted.
2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
3 Revenue, net of interest expense.

Continued Business Leadership

- North America's Best Bank for Small to Medium-sized Enterprises *(Euromoney, 2020)*
- Best Overall Brand Middle Market Banking *(Greenwich, 2020)*
- North America and Latin America's Best Bank for Transaction Services *(Euromoney, 2020)*
- North America's Best Bank for Financing *(Euromoney, 2019)*
- 2019 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management *(Greenwich, 2019)*
- Relationships with 77% of the Global Fortune 500 and 95% of the U.S. Fortune 1000 *(2019)*

5

BANK OF AMERICA

Global Markets[1,2]

- Net income of $1.9 billion, increased $849 million, or 81%
  - Excluding net DVA, net income increased 96% to $2.1 billion[4]
  - Pretax income increased $1.1 billion, or 75%, to $2.6 billion
  - Pretax, pre-provision income increased $1.2 billion, or 82%, to $2.7 billion[(H)]
- Revenue of $5.3 billion increased 29%, driven by higher sales and trading revenues and investment banking fees, partially offset by the absence of a gain on sale of an equity investment which occurred in Q2-19
  - Excluding net DVA, revenue increased 34%[4]
- Provision for credit losses increased $100 million to $105 million, primarily due to a reserve build associated with a weaker economic outlook related to COVID-19
- Noninterest expense was flat at $2.7 billion
- Average VaR of $81 million[5]

Business Highlights[(1,2,D)]

- Reported sales and trading revenue increased 28% to $4.2 billion
- Excluding net DVA, sales and trading revenue increased 35% to $4.4 billion[(G)]
  - FICC revenue of $3.2 billion increased 50%, driven by strong results across credit-related products, especially in the Americas, as the market rebounded after the March sell-off, as well as a robust performance from macro products due to solid market-making conditions
  - Equities revenue of $1.2 billion increased 7%, driven by strong performance in cash and client financing, partially offset by a weaker performance in derivatives

Additional Highlights

- 680+ research analysts covering 3,100+ companies, 1,280+ corporate bond issuers across 55+ economies and 24 industries

Financial Results[1]

	Three months ended		
($ in millions)	6/30/2020	3/31/2020	6/30/2019
Total revenue[2,3]	$5,349	$5,226	$4,144
Net DVA[4]	(261)	300	(31)
Total revenue (excl. net DVA)[2,3,4]	$5,610	$4,926	$4,175
Provision for credit losses	105	107	5
Noninterest expense	2,682	2,812	2,675
Pretax income	2,562	2,307	1,464
Income tax expense	666	600	417
Net income	$1,896	$1,707	$1,047
Net income (excl. net DVA)[4]	$2,094	$1,479	$1,071

Business Highlights[(1,2,D)]

	Three months ended		
($ in billions)	6/30/2020	3/31/2020	6/30/2019
Average total assets	$663.1	$713.1	$685.4
Average trading-related assets	467.0	503.1	496.2
Average loans and leases	74.1	71.7	70.6
Sales and trading revenue[2]	4.2	4.6	3.2
Sales and trading revenue (excl. net DVA)[2,(G)]	4.4	4.3	3.3
Global Markets IB fees[2]	0.9	0.6	0.6
Efficiency ratio	50%	54%	65%
Return on average allocated capital	21	19	12

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Revenue, net of interest expense.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote G on page 10 for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Average VaR was $81MM, $48MM and $34MM for Q2-20, Q1-20 and Q2-19, respectively.

Continued Business Leadership

- CMBS Bank of the Year (*GlobalCapital US Securitization Awards, 2020*)
- Derivatives House of the Year (*GlobalCapital, 2019; Risk 2020 Award*)
- Derivatives and Interest Rate Derivatives House of the Year (*IFR Awards, 2019*)
- Most Innovative Bank for Equity Derivatives (*The Banker, 2019*)
- No. 1 Global Research Firm (*Institutional Investor, 2019*)
- No. 1 Global Fixed Income Research Team (*Institutional Investor, 2019*)
- No. 1 Quality Leader for U.S. Fixed Income Overall Trading Quality and No. 1 for U.S. Fixed Income Overall Service Quality (*Greenwich, 2019*)
- Quality Leader in Global Foreign Exchange Sales and Corporate FX Sales (*Greenwich, 2019*)
- Share Leader in U.S. Fixed Income Market Share (*Greenwich, 2019*)
- No. 1 Municipal Bonds Underwriter (*Refinitiv, 2019*)

6

All Other1 1 • Net income increased to $216 million from $9 Financial Results million, driven primarily by a $704 million gain on Three months ended certain mortgage loan sales ($ in millions) 6/30/2020 3/31/2020 6/30/2019 • Total corporation effective tax rate of 7% reflects Total revenue2 $(262) $(980) $(503) the 11% tax rate expected for the rest of 2020 due to the greater impact of tax credits related to Provision for credit losses (21) 114 (241) tax-advantaged investments on lower pretax Noninterest expense 309 247 516 income, as well as the related adjustment to the Pretax loss (550) (1,341) (778) year-to-date tax rate Income tax expense (benefit) (766) (848) (787) Net income (loss) $216 $(493) $9 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Note: All Other consists of asset and liability management (ALM) activities, equity investments, non-core mortgage loans and servicing activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass certain residential mortgages, debt securities, and interest rate and foreign currency risk management activities. Substantially all of the results of ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, real estate and other alternative investments. 7

BANK OF AMERICA

Credit Quality

Charge-offs

- Total net charge-offs up $24 million, or 2%, from Q1-20 to $1.1 billion
  - Consumer net charge-offs decreased $138 million from the prior quarter to $734 million, driven primarily by payment deferrals and government stimulus
  - Commercial net charge-offs increased $162 million from the prior quarter to $412 million, driven primarily by commercial real estate and energy
- Net charge-off ratio decreased 1 basis point from the prior quarter to 0.45%

Provision for credit losses

- Provision expense increased $356 million from the prior quarter to $5.1 billion
  - Q2-20 included a reserve build of $4.0 billion primarily due to a weaker economic outlook related to COVID-19

Allowance for credit losses[4]

- Allowance for credit losses, including unfunded commitments, increased $10.9 billion, or 106%, from 12/31/19 to $21.1 billion
  - Allowance for loan and lease losses increased $10.0 billion, or 106%, from 12/31/19 to $19.4 billion, representing 1.96% of total loans and leases
- Nonperforming loans (NPLs) increased $337 million from Q1-20 to $4.4 billion, driven by an increase in commercial NPLs
- Commercial reservable criticized utilized exposure of $26.0 billion increased $8.6 billion, or 167 bps, from Q1-20
  - Increases include Retailing, Cruise Lines, Real Estate, Energy, Restaurants and Hotels

See page 10 for endnotes.

Highlights[1]

	Three months ended		
($ in millions)	**6/30/2020**	**3/31/2020**	**6/30/2019**
Provision for credit losses	**$5,117**	$4,761	$857
Net charge-offs	**1,146**	1,122	887
Net charge-off ratio[2]	**0.45%**	0.46%	0.38%
At period-end			
Nonperforming loans and leases	**$4,393**	$4,056	$4,187
Nonperforming loan and leases ratio	**0.44%**	0.39%	0.44%
Allowance for loan and lease losses	**$19,389**	$15,766	$9,527
Allowance for loan and lease losses ratio[3]	**1.96%**	1.51%	1.00%

[1] Comparisons are to the year-ago quarter unless noted.
[2] Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period.
[3] Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period.
[4] The Company's adoption of the new CECL accounting standard effective January 1, 2020 measures the allowance based on management's best estimate of lifetime expected credit losses inherent in the Company's lending activities. Prior periods presented reflect measurement of the allowance based on management's estimate of probable incurred credit losses.

Note: Ratios do not include loans accounted for under the fair value option.

8

BANK OF AMERICA

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)[(B,C)]

	Three months ended		
	6/30/2020	**3/31/2020**	**6/30/2019**
Ending Balance Sheet			
Total assets	**$2,741.7**	$2,620.0	$2,395.9
Total loans and leases	**998.9**	1,050.8	963.8
Total loans and leases in business segments (excluding All Other)	**973.8**	1,014.7	920.5
Total deposits	**1,718.7**	1,583.3	1,375.1
Average Balance Sheet			
Average total assets	**$2,704.2**	$2,494.9	$2,399.1
Average loans and leases	**1,031.4**	990.3	950.5
Average deposits	**1,658.2**	1,439.3	1,375.5
Funding and Liquidity			
Long-term debt	**$261.6**	$256.7	$238.0
Global Liquidity Sources, average[(C)]	**796**	565	552
Equity			
Common shareholders' equity	**$242.2**	$241.5	$246.7
Common equity ratio	**8.8%**	9.2%	10.3%
Tangible common shareholders' equity[1]	**$172.4**	$171.7	$176.8
Tangible common equity ratio[1]	**6.5%**	6.7%	7.6%
Per Share Data			
Common shares outstanding (in billions)	**8.66**	8.68	9.34
Book value per common share	**$27.96**	$27.84	$26.41
Tangible book value per common share[1]	**19.90**	19.79	18.92
Regulatory Capital[(B)]			
CET1 capital	**$171.0**	$168.1	$171.5
Standardized approach			
Risk-weighted assets	**$1,475**	$1,561	$1,467
CET1 ratio	**11.6%**	10.8%	11.7%
Advanced approaches			
Risk-weighted assets	**$1,503**	$1,512	$1,431
CET1 ratio	**11.4%**	11.1%	12.0%
Supplementary leverage			
Supplementary leverage ratio (SLR)	**7.0%**	6.4%	6.8%

[1] Represents a non-GAAP financial measure. For reconciliation, see page 18 of this press release.

9

Endnotes

BANK OF AMERICA

A Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

B Regulatory capital ratios at June 30, 2020 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Advanced approaches for the quarter ended June 30, 2020 and the Standardized approach for all other reporting dates presented. Supplementary leverage exposure at June 30, 2020 excludes U.S. Treasury Securities and deposits at Federal Reserve Banks.

C Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

D We present certain key financial and nonfinancial performance indicators (KPIs) that management uses when assessing consolidated and/or segment results. We believe this information is useful because it provides management and investors with information about underlying operational performance and trends. KPIs are presented in Balance Sheet, Liquidity and Capital Highlights and on the Segment pages for each segment.

E We also measure net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. We believe that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income on an FTE basis was $11.0 billion, $12.3 billion and $12.3 billion for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. The FTE adjustment was $128 million, $144 million and $149 million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

F Source: Dealogic as of July 1, 2020.

G Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non-GAAP financial measures. Net DVA gains (losses) were $(261) million, $300 million and $(31) million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. FICC net DVA gains (losses) were $(245) million, $274 million and $(30) million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. Equities net DVA gains (losses) were $(16) million, $26 million and $(1) million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively.

H Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back the provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle and provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. For Reconciliations to GAAP financial measures, see page 18 for Total company and below for segments.

(Dollars in millions)					
	Second Quarter 2020				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Pretax income	**$ 94**	**$ 826**	**$ 995**	**$ 2,562**	**$ (550)**
Provision for credit losses	**3,024**	**136**	**1,873**	**105**	**(21)**
Pretax, pre-provision income	**$ 3,118**	**$ 962**	**$ 2,868**	**$ 2,667**	**$ (571)**
	First Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Pretax income	$ 2,376	$ 1,147	$ 186	$ 2,307	$ (1,341)
Provision for credit losses	2,258	189	2,093	107	114
Pretax, pre-provision income	$ 4,634	$ 1,336	$ 2,279	$ 2,414	$ (1,227)
	Second Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Pretax income	$ 4,358	$ 1,425	$ 2,639	$ 1,464	$ (778)
Provision for credit losses	947	21	125	5	(241)
Pretax, pre-provision income	$ 5,305	$ 1,446	$ 2,764	$ 1,469	$ (1,019)

10

Contact Information and Investor Conference Call Invitation Investor Call Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss second- Information quarter 2020 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors can access replays of the conference call by visiting the Investor Relations website or by calling 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from July 16 through July 25. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Jerry Dubrowski, Bank of America, 1.646.855.1195 (office) or lee.mcentire@bofa.com 1.508.843.5626 (mobile) jerome.f.dubrowski@bofa.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 jonathan.blum@bofa.com Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 66 million consumer and small business clients with approximately 4,300 retail financial centers, including approximately 3,000 lending centers, 2,600 financial centers with a Consumer Investment Financial Solutions Advisor and approximately 2,200 business centers; approximately 16,900 ATMs; and award-winning digital banking with approximately 39 million active users, including approximately 30 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry- leading support to approximately 3 million small business households through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and approximately 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 11

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2019 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic; the possibility that the Company’s future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, regulatory, and representations and warranties exposures; the possibility that the Company could face increased servicing, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, monolines, private-label and other investors, or other parties involved in securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; the risks related to the discontinuation of the London InterBank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets and expectations regarding net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of regulations, other guidance or additional information on the impact from the Tax Cuts and Jobs Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global economy, financial market conditions and our business, results of operations and financial condition; the impact of natural disasters, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. “Bank of America” and “BofA Securities” are the marketing names used by the Global Banking and Global Markets divisions of Bank of America Corporation. Lending, other commercial banking activities, and trading in certain financial instruments are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., Member FDIC. Trading in securities and financial instruments, and strategic advisory, and other investment banking activities, are performed globally by investment banking affiliates of Bank of America Corporation (“Investment Banking Affiliates”), including, in the United States, BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp., both of which are registered broker-dealers and Members of SIPC, and, in other jurisdictions, by locally registered entities. BofA Securities, Inc. and Merrill Lynch Professional Clearing Corp. are registered as futures commission merchants with the CFTC and are members of the NFA. Investment products offered by Investment Banking Affiliates:  Are Not FDIC Insured · May Lose Value · Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker-dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered, or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com 12

13

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
Summary Income Statement	**2020**	2019	**2020**	2020	2019
Net interest income	**$ 22,978**	$ 24,564	**$ 10,848**	$ 12,130	$ 12,189
Noninterest income	**22,115**	21,524	**11,478**	10,637	10,895
Total revenue, net of interest expense	**45,093**	46,088	**22,326**	22,767	23,084
Provision for credit losses	**9,878**	1,870	**5,117**	4,761	857
Noninterest expense	**26,885**	26,492	**13,410**	13,475	13,268
Income before income taxes	**8,330**	17,726	**3,799**	4,531	8,959
Income tax expense	**787**	3,067	**266**	521	1,611
Net income	**$ 7,543**	$ 14,659	**$ 3,533**	$ 4,010	$ 7,348
Preferred stock dividends	**718**	681	**249**	469	239
Net income applicable to common shareholders	**$ 6,825**	$ 13,978	**$ 3,284**	$ 3,541	$ 7,109
Average common shares issued and outstanding	**8,777.6**	9,624.0	**8,739.9**	8,815.6	9,523.2
Average diluted common shares issued and outstanding	**8,813.3**	9,672.4	**8,768.1**	8,862.7	9,559.6
Summary Average Balance Sheet					
Total debt securities	**$ 470,638**	$ 444,077	**$ 476,060**	$ 465,215	$ 446,447
Total loans and leases	**1,010,835**	947,291	**1,031,387**	990,283	950,525
Total earning assets	**2,239,406**	2,017,555	**2,358,782**	2,120,029	2,023,722
Total assets	**2,599,557**	2,380,127	**2,704,186**	2,494,928	2,399,051
Total deposits	**1,548,766**	1,367,700	**1,658,197**	1,439,336	1,375,450
Common shareholders' equity	**241,983**	244,668	**242,889**	241,078	245,438
Total shareholders' equity	**265,425**	267,101	**266,316**	264,534	267,975
Performance Ratios					
Return on average assets	**0.58%**	1.24%	**0.53%**	0.65%	1.23%
Return on average common shareholders' equity	**5.67**	11.52	**5.44**	5.91	11.62
Return on average tangible common shareholders' equity [1]	**7.97**	16.13	**7.63**	8.32	16.24
Per Common Share Information					
Earnings	**$ 0.78**	$ 1.45	**$ 0.38**	$ 0.40	$ 0.75
Diluted earnings	**0.77**	1.45	**0.37**	0.40	0.74
Dividends paid	**0.36**	0.30	**0.18**	0.18	0.15
Book value	**27.96**	26.41	**27.96**	27.84	26.41
Tangible book value [1]	**19.90**	18.92	**19.90**	19.79	18.92

Summary Period-End Balance Sheet	**June 30 2020**	March 31 2020	June 30 2019
Total debt securities	**$ 471,861**	$ 475,852	$ 446,075
Total loans and leases	**998,944**	1,050,785	963,800
Total earning assets	**2,391,043**	2,265,254	2,027,935
Total assets	**2,741,688**	2,619,954	2,395,892
Total deposits	**1,718,666**	1,583,325	1,375,093
Common shareholders' equity	**242,210**	241,491	246,719
Total shareholders' equity	**265,637**	264,918	271,408
Common shares issued and outstanding	**8,664.1**	8,675.5	9,342.6

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
Credit Quality	**2020**	2019	**2020**	2020	2019
Total net charge-offs	**$ 2,268**	$ 1,878	**$ 1,146**	$ 1,122	$ 887
Net charge-offs as a percentage of average loans and leases outstanding [2]	**0.46%**	0.40%	**0.45%**	0.46%	0.38%
Provision for credit losses	**$ 9,878**	$ 1,870	**$ 5,117**	$ 4,761	$ 857

	June 30 2020	March 31 2020	June 30 2019
Total nonperforming loans, leases and foreclosed properties [3]	**$ 4,611**	$ 4,331	$ 4,452
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [2]	**0.47%**	0.42%	0.47%
Allowance for loan and lease losses	**$ 19,389**	$ 15,766	$ 9,527
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [2]	**1.96%**	1.51%	1.00%

For footnotes, see page 14.

Current period information is preliminary and based on company data available at the time of the presentation.

14 Bank of America Corporation and Subsidiaries Selected Financial Data (continued) (Dollars in millions) Capital Management June 30 March 31 June 30 2020 2020 2019 Regulatory capital metrics (4): Common equity tier 1 capital $ 171,020 $ 168,115 $ 171,498 Common equity tier 1 capital ratio - Standardized approach 11.6% 10.8% 11.7% Common equity tier 1 capital ratio - Advanced approaches 11.4 11.1 12.0 Tier 1 leverage ratio 7.4 7.9 8.4 Tangible equity ratio (5) 7.3 7.7 8.7 Tangible common equity ratio (5) 6.5 6.7 7.6 (1) Return on average tangible common shareholders’ equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on page 18. (2) Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation. (3) Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate, and nonperforming loans held for sale or accounted for under the fair value option. (4) Regulatory capital ratios at June 30, 2020 are preliminary. Bank of America Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common equity tier 1 (CET1) is the Advanced approaches for the quarter ended June 30, 2020 and Standardized approach for all other reporting dates presented. (5) Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on page 18. Current period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Second Quarter 2020				
	Consumer Banking	**GWIM**	**Global Banking**	**Global Markets**	**All Other**
Total revenue, net of interest expense	$ 7,851	$ 4,425	$ 5,091	$ 5,349	$ (262)
Provision for credit losses	3,024	136	1,873	105	(21)
Noninterest expense	4,733	3,463	2,223	2,682	309
Net income	71	624	726	1,896	216
Return on average allocated capital [(1)]	1%	17%	7%	21%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 321,558	$ 182,150	$ 423,625	$ 74,131	$ 29,923
Total deposits	810,700	287,109	493,918	45,083	21,387
Allocated capital [(1)]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 325,105	$ 184,293	$ 390,108	$ 74,342	$ 25,096
Total deposits	854,017	291,740	500,918	52,842	19,149

	First Quarter 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,129	$ 4,936	$ 4,600	$ 5,226	$ (980)
Provision for credit losses	2,258	189	2,093	107	114
Noninterest expense	4,495	3,600	2,321	2,812	247
Net income (loss)	1,794	866	136	1,707	(493)
Return on average allocated capital [(1)]	19%	23%	1%	19%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 316,946	$ 178,639	$ 386,483	$ 71,660	$ 36,555
Total deposits	736,669	263,411	382,373	33,323	23,560
Allocated capital [(1)]	38,500	15,000	42,500	36,000	n/m
Quarter end					
Total loans and leases	$ 317,535	$ 181,492	$ 437,122	$ 78,591	$ 36,045
Total deposits	762,387	282,395	477,108	38,536	22,899

	Second Quarter 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 9,717	$ 4,900	$ 4,975	$ 4,144	$ (503)
Provision for credit losses	947	21	125	5	(241)
Noninterest expense	4,412	3,454	2,211	2,675	516
Net income	3,290	1,076	1,926	1,047	9
Return on average allocated capital [(1)]	36%	30%	19%	12%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 296,388	$ 166,324	$ 372,531	$ 70,587	$ 44,695
Total deposits	707,091	253,940	362,619	31,128	20,672
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Quarter end					
Total loans and leases	$ 300,411	$ 168,993	$ 376,948	$ 74,136	$ 43,312
Total deposits	714,289	251,835	358,902	29,961	20,106

[(1)] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

The Company reports the results of operations of its four business segments and All Other on a fully taxable-equivalent (FTE) basis.

Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Six Months Ended June 30, 2020				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 16,980	$ 9,361	$ 9,691	$ 10,575	$ (1,242)
Provision for credit losses	5,282	325	3,966	212	93
Noninterest expense	9,228	7,063	4,544	5,494	556
Net income (loss)	1,865	1,490	862	3,603	(277)
Return on average allocated capital [(1)]	10%	20%	4%	20%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 319,252	$ 180,395	$ 405,054	$ 72,896	$ 33,238
Total deposits	773,685	275,260	438,145	39,203	22,473
Allocated capital [(1)]	38,500	15,000	42,500	36,000	n/m
Period end					
Total loans and leases	$ 325,105	$ 184,293	$ 390,108	$ 74,342	$ 25,096
Total deposits	854,017	291,740	500,918	52,842	19,149

	Six Months Ended June 30, 2019				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense	$ 19,349	$ 9,720	$ 10,130	$ 8,326	$ (1,135)
Provision for credit losses	1,921	26	236	(18)	(295)
Noninterest expense	8,779	6,887	4,478	5,432	916
Net income (loss)	6,530	2,119	3,954	2,082	(26)
Return on average allocated capital [(1)]	36%	30%	19%	12%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 294,339	$ 165,369	$ 371,326	$ 70,335	$ 45,922
Total deposits	702,074	257,868	355,866	31,246	20,646
Allocated capital [(1)]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 300,411	$ 168,993	$ 376,948	$ 74,136	$ 43,312
Total deposits	714,289	251,835	358,902	29,961	20,106

(1) Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior-period amounts have been reclassified among the segments to conform to current-period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Six Months Ended Second First Second June 30 Quarter Quarter Quarter FTE basis data (1) 2020 2019 2020 2020 2019 Net interest income $ 23,250 $ 24,866 $ 10,976 $ 12,274 $ 12,338 Total revenue, net of interest expense 45,365 46,390 22,454 22,911 23,233 Net interest yield 2.09% 2.48% 1.87% 2.33% 2.44% Efficiency ratio 59.26 57.11 59.72 58.82 57.11 June 30 March 31 June 30 Other Data 2020 2020 2019 Number of financial centers - U.S. 4,298 4,297 4,349 Number of branded ATMs - U.S. 16,862 16,855 16,561 Headcount 212,796 208,931 208,984 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $272 million and $302 million for the six months ended June 30, 2020 and 2019, respectively; $128 million and $144 million for the second and first quarters of 2020, respectively, and $149 million for the second quarter of 2019. Certain prior-period amounts have been reclassified to conform to current-period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's net income as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the six months ended June 30, 2020 and 2019 and the three months ended June 30, 2020, March 31, 2020 and June 30, 2019. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Six Months Ended June 30 2020	Six Months Ended June 30 2019	Second Quarter 2020	First Quarter 2020	Second Quarter 2019
Reconciliation of income before income taxes to pretax, pre-provision income					
Income before income taxes	$ 8,330	$ 17,726	$ 3,799	$ 4,531	$ 8,959
Provision for credit losses	9,878	1,870	5,117	4,761	857
Pretax, pre-provision income	$ 18,208	$ 19,596	$ 8,916	$ 9,292	$ 9,816
Reconciliation of average shareholders' equity to average tangible shareholders' equity and average tangible common shareholders' equity					
Shareholders' equity	$ 265,425	$ 267,101	$ 266,316	$ 264,534	$ 267,975
Goodwill	(68,951)	(68,951)	(68,951)	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,648)	(1,750)	(1,640)	(1,655)	(1,736)
Related deferred tax liabilities	759	805	790	728	770
Tangible shareholders' equity	$ 195,585	$ 197,205	$ 196,515	$ 194,656	$ 198,058
Preferred stock	(23,442)	(22,433)	(23,427)	(23,456)	(22,537)
Tangible common shareholders' equity	$ 172,143	$ 174,772	$ 173,088	$ 171,200	$ 175,521
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity and period-end tangible common shareholders' equity					
Shareholders' equity	$ 265,637	$ 271,408	$ 265,637	$ 264,918	$ 271,408
Goodwill	(68,951)	(68,951)	(68,951)	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,630)	(1,718)	(1,630)	(1,646)	(1,718)
Related deferred tax liabilities	789	756	789	790	756
Tangible shareholders' equity	$ 195,845	$ 201,495	$ 195,845	$ 195,111	$ 201,495
Preferred stock	(23,427)	(24,689)	(23,427)	(23,427)	(24,689)
Tangible common shareholders' equity	$ 172,418	$ 176,806	$ 172,418	$ 171,684	$ 176,806
Reconciliation of period-end assets to period-end tangible assets					
Assets	$ 2,741,688	$ 2,395,892	$ 2,741,688	$ 2,619,954	$ 2,395,892
Goodwill	(68,951)	(68,951)	(68,951)	(68,951)	(68,951)
Intangible assets (excluding mortgage servicing rights)	(1,630)	(1,718)	(1,630)	(1,646)	(1,718)
Related deferred tax liabilities	789	756	789	790	756
Tangible assets	$ 2,671,896	$ 2,325,979	$ 2,671,896	$ 2,550,147	$ 2,325,979
Book value per share of common stock					
Common shareholders' equity	$ 242,210	$ 246,719	$ 242,210	$ 241,491	$ 246,719
Ending common shares issued and outstanding	8,664.1	9,342.6	8,664.1	8,675.5	9,342.6
Book value per share of common stock	$ 27.96	$ 26.41	$ 27.96	$ 27.84	$ 26.41
Tangible book value per share of common stock					
Tangible common shareholders' equity	$ 172,418	$ 176,806	$ 172,418	$ 171,684	$ 176,806
Ending common shares issued and outstanding	8,664.1	9,342.6	8,664.1	8,675.5	9,342.6
Tangible book value per share of common stock	$ 19.90	$ 18.92	$ 19.90	$ 19.79	$ 18.92

Certain prior-period amounts have been reclassified to conform to current-period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.